Deloitte & Touche

Deloitte & Touche LLP
Two Prudential Plaza
180 North Stetson Avenue
Chicago, Illinois  60601-6779

Telephone: (312) 946-3000
Facsimile: (312) 946-2600


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 2-80808 of our report dated February 15, 2000, relating to Mosaic Income Trust (including Government Fund and Intermediate Fund), incorporated by reference in such Registration Statement.

(signature)

Chicago, Illinois
March 3, 2000

Deloitte Touche Tohmatsu